UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      June 5, 2008

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)
NEW YORK
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 From Road, Suite 375 Paramus, NJ	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                       Entry into a Material Definitive Agreement.

AMENDMENT TO THE 2001 NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

On June 5, 2008, Movado Group, Inc. ("Movado") amended its Note Purchase and Private Shelf Agreement, originally dated as of March 21, 2001 and amended as of March 31, 2004 (as amended on March 31, 2004, the "First Amended 2001 Purchase Agreement" and as further amended on June 5, 2008, the “Second Amended 2001 Purchase Agreement”), with The Prudential Insurance Company of America ("Prudential") and certain affiliates of Prudential (together with Prudential, the "2001 Purchasers"). The Second Amended 2001 Purchase Agreement permits Movado to issue senior promissory notes for purchase by the 2001 Purchasers, in an aggregate principal amount of up to $70.0 million inclusive of the 2004 Senior Notes described below, until June 5, 2011, with maturities up to 12 years from their original date of issuance.

On October 8, 2004, Movado issued 4.79% Senior Series A-2004 Notes due 2011 (the “2004 Senior Notes”) pursuant to the First Amended 2001 Purchase Agreement in an aggregate principal amount of $20.0 million, which will mature on October 8, 2011 and are subject to annual repayments of $5.0 million commencing on October 8, 2008.  The 2004 Senior Notes are senior, unsecured obligations and rank equally in right of payment with all of Movado’s existing and future unsecured and unsubordinated indebtedness. Movado’s payment obligations under the 2004 Senior Notes are guaranteed fully and unconditionally by Movado Retail Group, Inc. (successor in interest to SwissAm, Inc.) and Movado LLC, each of which is a subsidiary of Movado. Interest on the 2004 Senior Notes accrues at a rate of 4.79% per annum, payable semi-annually on each April 8 and October 8, in arrears, which commenced April 8, 2005. Twenty-five percent of the initial principal amount of each 2004 Senior Note will become due annually, commencing on October 8, 2008. The remaining aggregate principal amount of senior promissory notes issuable by Movado that may be purchased by Prudential and its affiliates pursuant to the Second Amended 2001 Purchase Agreement is $50.0 million.

Movado may prepay principal outstanding with respect to any senior promissory note in whole or in part (but not less than $1.0 million) at any time upon proper notice to the holder. Upon the election by Movado to retire Funded Borrowings (as defined in the Second Amended 2001 Purchase Agreement) in connection with certain business combinations, certain sales of all or substantially all of Movado's assets, or certain dispositions of assets (including shares of capital stock) by Movado or certain of its subsidiaries, any 2001 Purchaser may exercise its right to require Movado to repurchase any senior promissory note held by such 2001 Purchaser during a period and in the manner specified by such 2001 Purchaser, without recourse, at a purchase price generally equal to the then-outstanding principal and interest accrued as of the date of repurchase on such senior promissory note.

The Second Amended 2001 Purchase Agreement contains certain covenants that restrict Movado's ability and the ability of certain Movado's subsidiaries to, among other things, (i) incur liens, (ii) incur indebtedness, (iii) incur certain indebtedness or other instruments that are effectively or structurally senior to the Senior Notes, (iv) merge, consolidate or engage in a sale of all or substantially all of such entity's assets, (v) sell assets, (vi) sell stock of those certain subsidiaries, (vii) permit restrictions on dividends by those certain subsidiaries, (ix) enter into sale and leaseback transactions, (x) enter into transactions with affiliates and (xi) designate subsidiaries that are not subject to the covenants in the 2001 Purchase Agreement. In addition, the Second Amended 2001 Purchase Agreement requires Movado to maintain a minimum interest coverage ratio. These limitations are subject to a number of important qualifications and exceptions. Upon the occurrence of certain Events of Default (as defined in the Second Amended 2001 Purchase Agreement) relating to orders for relief under bankruptcy or similar law, or the appointment of a custodian regarding a substantial part of assets, in respect of Movado or a significant subsidiary group, all principal and interest outstanding under any senior promissory notes issued pursuant to the Second Amended 2001 Purchase Agreement, will become immediately due and payable. Upon the occurrence of other Events of Default, each holder of senior promissory notes issued pursuant to the Second Amended 2001 Purchase Agreement may declare all principal and interest outstanding under any senior promissory note held by it immediately due and payable. In addition, the occurrence of certain Events of Default may entitle a holder of any senior promissory note declared by such holder as due and payable to receive a premium in addition to principal and interest outstanding, based on the Discounted Value (as defined in the Second Amended 2001 Purchase Agreement) of such senior promissory note.

AMENDMENT TO THE 1998 NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

On June 5, 2008, Movado amended its Note Purchase and Private Shelf Agreement, originally dated as of November 30, 1998 (the “1998 Purchase Agreement” and as amended on June 5, 2008, the "First Amended 1998 Purchase Agreement"), with Prudential and an affiliate of Prudential (together with Prudential, the "1998 Purchasers").

During fiscal year 1999, Movado issued 6.90% Senior Series A Notes due 2010 (the “1998 Senior Notes”) pursuant to the 1998 Purchase Agreement in an aggregate principal amount of $25.0 million, which will mature on October 30, 2010 and are subject to annual repayments of $5.0 million which commenced on October 31, 2006. The 1998 Senior Notes are senior, unsecured obligations and rank equally in right of payment with all of Movado’s existing and future unsecured and unsubordinated indebtedness. Movado’s payment obligations under the 1998 Senior Notes are guaranteed fully and unconditionally by Movado Retail Group, Inc. (successor in interest to SwissAm, Inc.) and Movado LLC (successor in interest to Movado Corporation), each of which is a subsidiary of Movado. Interest on the 1998 Senior Notes accrues at a rate of 6.90% per annum, payable semi-annually on each April 30 and October 30, which commenced April 30, 1999. No additional senior promissory notes are issuable by Movado pursuant to the First Amended 1998 Purchase Agreement.

The terms of the First Amended 1998 Purchase Agreement are substantially similar to the terms of the Second Amended 2001 Purchase Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the discussion under Item 1.01 above, which discussion is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  June 10, 2008

MOVADO GROUP, INC.
By:	/s/ Timothy F. Michno
Name: Timothy F. Michno Title: General Counsel